Exhibit 10.11

WORK ORDER #1

This Work Order dated June 24, 2021 by and between Castle Creek Biosciences, LLC (“Castle Creek”) and John Maslowski (“Consultant”) and is incorporated into the Master Consulting Agreement dated June 24, 2021 (“Agreement”) by and between Castle Creek and Consultant. This Work Order describes Services to be performed and provided by Consultant pursuant to the Agreement. In the event of any conflict between the Agreement and any provision of this Work Order, the Agreement will control unless the Parties’ intent to alter the terms of the Agreement is expressly set forth in such provision, and such alteration shall only apply to this Work Order and shall not be construed as an amendment to the terms of the Agreement. All capitalized terms used and not expressly defined in this Work Order will have the meanings given to them in the Agreement.

1. Scope of Work:

•	Participate in Testing the Waters and IPO roadshow investor meetings.

•	Assist with transitioning relationships with third parties, including [***].

•	Assist with the transition of Consultant’s responsibilities and knowledge to a newly-hired Chief Scientific Officer and others at Castle Creek.

2. Anticipated Timeframe to Completion: September 30, 2021

3. Deliverable(s): The tangible items arising out of the Scope of Work.

4. Fees: $6,000/month from June 2021 to September 2021.

IN WITNESS WHEREOF, the duly authorized representatives of the Parties hereto have caused this Work Order to be duly executed as of the last date set forth below.

Castle Creek Biosciences, LLC		John Maslowski

By:	/s/ Matt Gantz	By:	/s/ John Maslowski
Name:		Name:
Title:		Title:
Date:		Date:

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